UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

WESTERN IOWA ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51965	42-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Jeffrey J. Johannesmeyer has been appointed as General Manager of Western Iowa Energy, LLC (the “Company”), effective September 4, 2010. The terms of Mr. Johannesmeyer’s employment are set forth in a letter agreement between the Company and Mr. Johannesmeyer dated August 31, 2010, which was counter-signed by Mr. Johannesmeyer on September 1, 2010. The letter agreement is attached hereto as Exhibit 99.1.
The letter agreement provides that Mr. Johannesmeyer will be employed as the Company’s General Manager, reporting to the Company’s Board of Directors. Mr. Johannesmeyer’s initial annual base salary will be $150,000 and he will be eligible to receive an annual incentive bonus with a range of 0-40% of base salary and a long term incentive bonus with a range of 0-20% of base salary. Additionally, the Company will reimburse Mr. Johannesmeyer for relocation expenses up to a maximum of $20,000, plus a gross-up for tax liability for non-deductible relocation expenses. In the event that Mr. Johannesmeyer’s employment is terminated by the Company for any reason other than cause, Mr. Johannesmeyer will receive a severance payment equal to six months of his base salary plus paid COBRA benefits for up to six months. In the event that Mr. Johannesmeyer’s employment is terminated by the Company or a successor company for any reason other than cause following a change in control, Mr. Johannesmeyer will receive a severance payment equal to twelve months of his base salary plus paid COBRA benefits for up to twelve months. Additionally, in the event of a change in control of the Company, his long-term incentive bonus payments will immediately vest. Except as otherwise provided in the letter agreement, during his employment with the Company Mr. Johannesmeyer may not engage in any business or activity competitive with the business activities of the Company. Following the termination of Mr. Johannesmeyer’s employment without cause, he may not engage in any business or activity competitive with the business activities of the Company anywhere in the State of Iowa during the period for which he receives a severance payment. Following the termination of Mr. Johannesmeyer’s employment for cause, he may not engage in any business or activity competitive with the business activities of the Company anywhere in the State of Iowa for a period of one year. Mr. Johannesmeyer’s employment is “at-will,” meaning that both the Company and Mr. Johannesmeyer have the right to terminate the employment relationship at any time and for any or no reason.
Prior to serving as General Manager of the Company, Mr. Johannesmeyer, age 58, served as Managing Director and Principle of a middle market investment banking firm, specializing in the agribusiness and food sectors. While serving in this position, Mr. Johannesmeyer led over fifteen successful transaction engagements and provided consulting expertise to clients in risk management, strategic planning, financial structuring and risk assessment.
Item 9.01 Financial Statements and Exhibits
(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits.

Exhibit No.	Description
99.1	Letter Agreement between the Company and Jeffrey J. Johannesmeyer dated August 31, 2010.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC
September 8, 2010	/s/ William J. Horan
Date	William J. Horan, President

3